SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, West Marine, Inc. currently leases its Watsonville Support Center from Watsonville Freeholders, L.P. pursuant to the terms of that certain Lease Agreement (the “Lease Agreement”), dated June 26, 1997, by and between Watsonville Freeholders and West Marine Products, Inc., a wholly-owned subsidiary of West Marine, Inc. Randolph K. Repass, Chairman of the Board of West Marine, is a general partner of Watsonville Freeholders and, together with certain members of his family, owns substantially all of the partnership interests in Watsonville Freeholders. Richard E Everett, West Marine’s former President and Chief Operating Officer and Geoffrey A. Eisenberg, a director of West Marine, are limited partners of Watsonville Freeholders.

On July 27, 2005, West Marine Products, Inc. and Watsonville Freeholders entered into the First Amendment of Lease (the “First Amendment”) amending the terms of the Lease Agreement. Pursuant to the First Amendment, West Marine will lease approximately 15,000 square feet of space adjacent to its current facility within the Watsonville Support Center. The additional space is divided into two spaces, referred to as Additional Premises A, consisting of approximately 7,000 square feet, and Additional Premises B, consisting of approximately 8,000 square feet. Watsonville Freeholders has agreed to build-out the space in Additional Premises A and, upon delivery of Additional Premises A, such build-out costs will be charged back to West Marine in 120 monthly installments, unless the Lease Agreement is earlier terminated. Rent for Additional Premises A will be equal to the same square foot base rate currently paid by West Marine for the remainder of the Watsonville Support Center. Annual rent for Additional Premises B will be approximately $50,000.

The First Amendment extends the term of the Lease Agreement through November 30, 2011. Beginning in November 2006, annual rent for the Watsonville Support Center, inclusive of Additional Premises A and Additional Premises B, will be approximately $1.4 million. The First Amendment also gives West Marine an option to renew the Lease Agreement through October 31, 2016 for annual rent of approximately $1.5 million.

West Marine has the option to terminate the First Amendment if Watsonville Freeholders does not deliver Additional Premises A in the condition specified in the First Amendment by May 26, 2006.

This summary of the Lease Agreement and the First Amendment is qualified in its entirety by reference to the full text of the Lease Agreement and the First Amendment, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On July 28, 2005, West Marine, Inc. announced its consolidated financial results for the second quarter ended July 2, 2005 and for the 13-week and 26-week periods ended July 2, 2005. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if West

Marine specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

10.1	Lease Agreement, dated June 26, 1997, by and between Watsonville Freeholders and West Marine Products, Inc. (incorporated by reference to Exhibit 10.14 to West Marine, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 28, 1997).

10.2	First Amendment of Lease, dated July 27, 2005, by and between Watsonville Freeholders and West Marine Products, Inc.

99.1	Press Release dated July 28, 2005 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: July 28, 2005	By:	/s/ Eric Nelson
Eric Nelson Senior Vice President and Chief Financial Officer